UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2007

Walgreen Co.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

     200 Wilmot Road, Deerfield, Illinois 60015
(Address of principal executive offices) (Zip Code)
(847) 914-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

          On July 2, 2007, Walgreen Co., an Illinois corporation (the “Company”) and Bison Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), announced they had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Option Care, Inc., a Delaware corporation (“Option Care”). Pursuant to the Merger Agreement, Acquisition Sub commenced a cash tender offer to acquire all of the outstanding shares of common stock of Option Care, par value $0.01 per share (the “Shares”), at a price of $19.50 per Share, upon the terms and subject to the conditions disclosed in the Offer to Purchase included in the tender offer statement on Schedule TO and in the related Letter of Transmittal (as amended or supplemented from time to time) filed by the Company and Acquisition Sub with the U.S. Securities and Exchange Commission on July 17, 2007 (the “Offer”).

          On August 14, 2007, the Company issued a press release announcing the results of the Offer which expired at 12:00 midnight, Eastern Daylight Time, at the end of Monday, August 13, 2007 as well as a subsequent offering period that will expire at 5:00 p.m. New York City time on Friday, August 17, 2007. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit	Description
99.1	Press Release, dated August 14, 2007 by Walgreen Co.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walgreen Co.
(Registrant)
Date: August 16, 2007	By: /s/ William M. Rudolphsen________
Name: William M. Rudolphsen
Title: Senior Vice President

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated August 14, 2007 by Walgreen Co.